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                                                                    EXHIBIT 4(d)

                               December 27, 1996

New Valley Corporation
100 S.E. Second Street, 32nd Floor

Miami, Florida 33131

     Re: Loan to New Valley Corporation

Gentlemen and Ladies:

     Reference is hereby made to that certain Loan and Security Agreement (the "Loan Agreement"), dated as of January 11, 1996, by and between AP Century III, L.P., AP Century IV, L.P., AP Century V, L.P., AP Century VI, L.P. and AP Century VIII, L.P., as lenders (collectively, "Lenders") and New Valley Corporation, as borrower ("New Valley"). Except as provided herein, all terms used herein which are defined in the Loan Agreement shall have the meanings given therein.

     1. The Loan Agreement is hereby amended effective as of the date hereof as follows:

          (a) The last two sentences of Section 2.3 are deleted in their entirety.

          (b) Section 2.6.1 is deleted in its entirety and the following is inserted:

               "2.6.1 Order of Application. So long as no Event of Default shall have occurred and be continuing, all such income in the Collections Accounts from time to time shall be applied only in the following order of priority (subject in each case to the Payment Priority Exceptions and the Principal Repayment Allocations): first, to reimburse the "Lockbox Bank" (as such term is defined in the Lockbox Agreement) for reasonable costs and expenses incurred in administering the Lockbox Agreement, and the Lockbox Bank's fees for such services, second, to fund monthly escrows, if any, for ad valorem real estate taxes and assessments or to pay any real estate taxes and assessments that may then be due (but not, however, to the extent escrow funds are available for such payments), third to pay in full as and when due and payable, all





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New Valley Corporation
December 27, 1996
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               Operating Expenses (other than the items referenced above in the second priority payment), subject to, and in accordance with, the terms and conditions of this Agreement, and including any reserves agreed upon by Borrower and Lenders, fourth, to pay in full, as and when due and payable, all interest and other amounts (other than principal payments) payable under the Notes, and any and all arrearages thereof, fifth, to pay in full, as and when due and payable, all Permitted Capital Improvements Expenses and any and all arrearages, sixth, an amount to be paid to Borrower equal to "Borrower's Return on Equity" (as defined in the Lockbox Agreement), seventh, to pay down the principal amounts of the Notes in proportion to their then relative principal balances."

          (c) Section 3.1.7 is deleted in its entirety and the following is inserted:

               "3.1.7 Lockbox. A lockbox agreement entered into with respect to the Mortgaged Properties (as the same may be replaced from time to time) in the form set forth in Exhibit "F" with such changes as are reasonably required by the Lockbox Bank and as may be agreed upon by Lenders and Borrower."

          (d) Upon the satisfaction of the GECC First Mortgages and the GECC Second Mortgages (i) GECC shall no longer have any consent or approval rights in connection with the Loan, and all such consent or approval rights contained in the Loan Agreement are deleted and (ii) GECC shall no longer have the right to receive, and no party to the Loan Agreement shall have the obligation to provide to GECC, any notices or other communications delivered in connection with the Loan.

     2. By executing this Agreement, New Valley acknowledges and agrees that if any or all of the GECC First Mortgages and/or the GECC Second Mortgages are satisfied, then, upon such satisfaction (i) the principal amount of any of the Senior Mortgages shall not decrease as a result of such satisfaction, and (ii) all of the wrap provisions set forth in the Senior Mortgages and the Loan Agreement shall be of no force and effect with respect to those First Mortgages that are satisfied.




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New Valley Corporation
December 27, 1996
Page 3

     3. Except as described herein, the Notes, the Loan Agreement and any of the other Financing Documents have not been modified or amended in any way and remain valid, binding and enforceable in accordance with their terms.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

                                   LENDERS

                                   AP CENTURY III, L.P.,
                                       a Delaware limited partnership

                                     By: AP-GP Century III, L.P.,
                                         a Delaware limited partnership

                                       By: AP CENTURY III OPERATING
                                         CORPORATION, a Delaware corporation

                                         By: /s/ Andrew Cohen
                                             ----------------------------------
                                                 Andrew Cohen, Vice President

                                   AP CENTURY IV, L.P.,
                                       a Delaware limited partnership

                                     By: AP-GP Century IV, L.P.,
                                         a Delaware limited partnership

                                       By: AP CENTURY IV OPERATING
                                         CORPORATION, a Delaware corporation

                                         By: /s/ Andrew Cohen
                                             ----------------------------------
                                                 Andrew Cohen, Vice President


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New Valley Corporation
December 27, 1996
Page 4

                                   AP CENTURY V, L.P.,
                                       a Delaware limited partnership

                                     By: AP-GP Century V, L.P.,
                                         a Delaware limited partnership

                                       By: AP CENTURY V OPERATING
                                         CORPORATION, a Delaware corporation

                                          By: /s/ Andrew Cohen
                                             ----------------------------------
                                                  Andrew Cohen, Vice President

                                   AP CENTURY VI, L.P.,
                                       a Delaware limited partnership

                                     By: AP-GP Century VI, L.P.,
                                         a Delaware limited partnership

                                       By: AP CENTURY VI OPERATING
                                          CORPORATION, a Delaware corporation

                                         By: /s/ Andrew Cohen
                                             ----------------------------------
                                                 Andrew Cohen, Vice President

                                   AP CENTURY VIII, L.P.,
                                       a Delaware limited partnership

                                     By: AP-GP Century VIII, L.P.,
                                         a Delaware limited partnership

                                       By: AP CENTURY VIII OPERATING
                                           CORPORATION, a Delaware corporation

                                         By: /s/ Andrew Cohen
                                             ----------------------------------
                                                 Andrew Cohen, Vice President




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New Valley Corporation
December 27, 1996
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                                   BORROWER

                                   NEW VALLEY CORPORATION


                                   By:  /s/ Richard J. Lampen
                                   -------------------------------
                                   Name:  Richard J. Lampen
                                   Title: Executive Vice President